Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FIRST QUARTER 2024 RESULTS

Lake Forest, IL, April 22, 2024 – Packaging Corporation of America (NYSE: PKG) today reported first quarter 2024 net income of $147 million, or $1.63 per share, and net income of $155 million, or $1.72 per share, excluding special items. First quarter net sales were $2.0 billion in 2024 and 2023.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	March 31,
	2024	2023	Change
Reported Diluted EPS	$1.63	$2.11	$(0.48)
Special Items Expense (1)	0.09	0.09	—
Diluted EPS excluding Special Items	$1.72	$2.20	$(0.48)

(1) For descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the first quarter of 2024 include special items primarily for certain costs at the Jackson, AL mill for paper-to-containerboard conversion related activities.

Excluding special items, the ($.48) per share decrease in first quarter 2024 earnings compared to the first quarter of 2023 was driven primarily by lower prices and mix in the Packaging segment ($1.33) and Paper segment ($.08), higher scheduled mill outage expenses ($.10), higher depreciation ($.03), higher expenses related to corrugated plant capital projects ($.02), and other expenses ($.04). These items were partially offset by higher volume in the Packaging segment $.71 and Paper segment $.06, lower operating and converting costs $.15, lower freight and logistics expenses $.04, lower interest expense $.07, and a lower tax rate $.09.

Results were $.18 above first quarter guidance of $1.54 per share primarily due to higher volume in the Packaging and Paper segments, lower operating and converting costs, lower scheduled mill outage expenses, and lower freight and logistics expenses.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	March 31,
	2024	2023
Segment income (loss)
Packaging	$203.8	$268.0
Paper	29.7	34.1
Corporate and Other	(37.5)	(31.4)
	$196.0	$270.7

Segment income (loss) excluding special items
Packaging	$207.7	$277.4
Paper	36.1	35.6
Corporate and Other	(37.5)	(31.4)
	$206.3	$281.6

EBITDA excluding special items
Packaging	$326.2	$391.6
Paper	40.6	41.0
Corporate and Other	(33.6)	(27.7)
	$333.2	$404.9

In the Packaging segment, total corrugated products shipments with one less workday were up 9.2% and shipments per day were up 11.0% compared to the first quarter of 2023. Containerboard production was 1,162,000 tons, and containerboard inventory was down 15,000 tons from the first quarter of 2023 and down 24,000 tons compared to the fourth quarter of 2023. In the Paper segment, sales volume was up 18,000 tons from the first quarter of 2023 and up 17,000 tons compared to the fourth quarter of 2023.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Throughout the quarter, containerboard and corrugated products demand exceeded our expectations. We were able to service this higher demand from strong operational performance at our box plants and containerboard mills as well as from excellent execution of the conversion outage at our Jackson, AL mill which enabled us to restart both machines earlier than planned. Despite these efforts, with the higher demand, we ended the quarter at a record low weeks-of-inventory supply for this time of year. Prices and mix in the Packaging segment moved slightly higher from fourth quarter 2023 levels, although less than we anticipated due to our total announced increase not being recognized in the published benchmark prices. Volume in the Paper segment was very good at about 13% above guidance estimates, and an improved mix moved prices slightly higher from the previous quarter, as expected. In addition, during the quarter we announced a price increase of $100 per ton across all of our paper grades, and we began implementing these increases on April 1st. The strong volume in both the Packaging and Paper segments along with the continued emphasis on cost management and process efficiencies across our manufacturing and converting facilities drove operating and converting costs lower, even with the persistent inflation we continue to experience across most of our cost structure.”

“Looking ahead as we move from the first and into the second quarter,” Mr. Kowlzan added, “in our Packaging segment we expect continued strong demand and higher corrugated products and containerboard shipments. Prices and mix will move higher due to our announced price increases and the increase in published domestic index prices, as well as higher export prices. Orders in our Paper segment are expected to remain strong however, volume will be lower due to a scheduled maintenance outage at our International Falls, MN mill during the quarter. Although we are implementing our recently announced paper price increases, average prices and mix are expected to be slightly lower due to the published decrease in index prices earlier this year and how that impacts contract triggers with certain customers. Operating and converting costs should be slightly lower primarily due to the sequential improvement in seasonal weather and wage and benefit timing expenses that we incurred in the first quarter, and scheduled maintenance outage expenses will be lower. Rail rate increases at six of our mills during the first and second quarters will result in higher freight and logistics expenses, and depreciation expense will be higher. Finally, our tax rate will be sequentially higher due to the tax-related benefit of share-based compensation vests in the first quarter. Considering these items, we expect second quarter earnings of $2.07 per share.”

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We do not currently expect any significant special items during the second quarter; however, additional special items may arise due to second quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates eight mills and 86 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 1st Quarter 2024 Earnings Conference Call
Conference ID: Packaging Corporation of America

WHEN:	Tuesday, April 23, 2024 at 9:00am Eastern Time

PRE-REGISTRATION:	https://dpregister.com/sreg/10184911/fb33520f25
OR
CALL-IN NUMBER:	(833) 816-1102 (U.S.); (866) 605-3852 (Canada) or (412) 317-0684 (International)
Dial in by 8:45am Eastern Time

WEBCAST INFO:	www.packagingcorp.com

REBROADCAST DATES:	April 23, 2024 through May 7, 2024

REBROADCAST NUMBERS:	(877) 344-7529 (U.S.); (855) 669-9658 (Canada) or (412) 317-0088 (International)
Passcode: 1401612

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended
	March 31,
	2024		2023
Net sales	$1,979.5		$1,976.3
Cost of sales	(1,609.1)	(1)	(1,544.9)	(2)
Gross profit	370.4		431.4
Selling, general, and administrative expenses	(151.9)		(148.2)	(2)
Other expense, net	(22.5)	(1)	(12.5)	(2)
Income from operations	196.0		270.7
Non-operating pension income (expense)	1.1		(2.0)
Interest expense, net	(9.6)		(15.4)
Income before taxes	187.5		253.3
Provision for income taxes	(40.6)		(63.2)
Net income	$146.9		$190.1

Earnings per share:
Basic	$1.64		$2.12
Diluted	$1.63		$2.11

Computation of diluted earnings per share under the two class method:
Net income	$146.9	$190.1
Less: Distributed and undistributed income available to participating securities	(1.0)	(1.6)
Net income attributable to PCA shareholders	$145.9	$188.5
Diluted weighted average shares outstanding	89.4	89.4
Diluted earnings per share	$1.63	$2.11

Supplemental financial information:
Capital spending	$76.7	$112.4
Cash, cash equivalents, and marketable debt securities	$1,253.2	$520.2

(1)
The three months ended March 31, 2024 include the following:

a.
$10.4 million of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$0.1 million of income primarily related to a favorable lease buyout for a closed corrugated products facility, partially offset by closure costs related to corrugated products facilities and design centers. These items were recorded in “Other expense, net.”

(2)
The three months ended March 31, 2023 include the following:

a.
$9.7 million of charges consisting of closure costs related to corrugated products facilities and design centers. These items were recorded in “Cost of sales”, “Selling, general, and administrative expenses”, and “Other expense, net”, as appropriate.

b.
$1.2 million of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended
	March 31,
	2024	2023
Segment sales
Packaging	$1,798.3	$1,808.6
Paper	163.8	150.9
Corporate and Other	17.4	16.8
	$1,979.5	$1,976.3

Segment income (loss)
Packaging	$203.8	$268.0
Paper	29.7	34.1
Corporate and Other	(37.5)	(31.4)
Income from operations	196.0	270.7
Non-operating pension income (expense)	1.1	(2.0)
Interest expense, net	(9.6)	(15.4)
Income before taxes	$187.5	$253.3

Segment income (loss) excluding special items (1)
Packaging	$207.7	$277.4
Paper	36.1	35.6
Corporate and Other	(37.5)	(31.4)
	$206.3	$281.6

EBITDA excluding special items (1)
Packaging	$326.2	$391.6
Paper	40.6	41.0
Corporate and Other	(33.6)	(27.7)
	$333.2	$404.9

____________

(1)
Segment income (loss) excluding special items, earnings before non-operating pension income (expense), interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in “Reconciliation of Non-GAAP Financial Measures” on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended
	March 31,
	2024	2023
Packaging
Segment income	$203.8	$268.0
Jackson mill conversion-related activities	4.0	(0.3)
Facilities closure and other (income) costs	(0.1)	9.7
Segment income excluding special items (1)	$207.7	$277.4

Paper
Segment income	$29.7	$34.1
Jackson mill conversion-related activities	6.4	1.5
Segment income excluding special items (1)	$36.1	$35.6

Corporate and Other
Segment loss	$(37.5)	$(31.4)
Segment loss excluding special items (1)	$(37.5)	$(31.4)

Income from operations	$196.0	$270.7

Income from operations, excluding special items (1)	$206.3	$281.6

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	March 31,
	2024				2023
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$187.5	$(40.6)	$146.9	$1.63	$253.3	$(63.2)	$190.1	$2.11
Special items (2):
Jackson mill conversion-related activities	10.4	(2.6)	7.8	0.09	1.2	(0.3)	0.9	0.01
Facilities closure and other (income) costs	(0.1)	—	(0.1)	—	9.7	(2.4)	7.3	0.08
Total special items	10.3	(2.6)	7.7	0.09	10.9	(2.7)	8.2	0.09
Excluding special items	$197.8	$(43.2)	$154.6	$1.72	$264.2	$(65.9)	$198.3	$2.20

____________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.
(2)
Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension (income) expense, interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended
	March 31,
	2024	2023
Net income	$146.9	$190.1
Non-operating pension (income) expense	(1.1)	2.0
Interest expense, net	9.6	15.4
Provision for income taxes	40.6	63.2
Depreciation, amortization, and depletion	128.4	129.6
EBITDA (1)	$324.4	$400.3
Special items:
Jackson mill conversion-related activities	8.9	(0.3)
Facilities closure and other (income) costs	(0.1)	4.9
EBITDA excluding special items (1)	$333.2	$404.9

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended
	March 31,
	2024	2023
Packaging
Segment income	$203.8	$268.0
Depreciation, amortization, and depletion	118.5	119.0
EBITDA (1)	322.3	387.0
Jackson mill conversion-related activities	4.0	(0.3)
Facilities closure and other (income) costs	(0.1)	4.9
EBITDA excluding special items (1)	$326.2	$391.6

Paper
Segment income	$29.7	$34.1
Depreciation, amortization, and depletion	6.0	6.9
EBITDA (1)	35.7	41.0
Jackson mill conversion-related activities	4.9	—
EBITDA excluding special items (1)	$40.6	$41.0

Corporate and Other
Segment loss	$(37.5)	$(31.4)
Depreciation, amortization, and depletion	3.9	3.7
EBITDA (1)	(33.6)	(27.7)
EBITDA excluding special items (1)	$(33.6)	$(27.7)

EBITDA excluding special items (1)	$333.2	$404.9

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.